Exhibit 5 Opinion of Mark Gasarch, Esq.
                                        (including consent)



                                   December 9, 2002


TGFIN Holdings, Inc.
39 Broadway, Suite 740
New York, New York 10155

          Re:  Registration Statement on Form S-8
               Under the Securities Act of 1933;
               S.E.C. File No.

Gentlemen:

     In my capacity as counsel to TGFIN Holdings, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") which is being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). I understand the relevant facts to be as follows:

     The Registration Statement covers 975,000 shares (the "Shares") of the $.01 par value per share Common Stock (the "Common Stock") of the Company. The Shares have been issued to three Consultants pursuant to consulting agreements with each (the "Consulting Agreements").

     In this connection, I have examined the Company's Certificate of Incorporation and By-laws, as amended, the Registration Statement, corporate proceedings of the Company relating to the approval of the Consulting Agreements, the issuance of the Shares and such other instruments and documents as I have deemed relevant under the circumstances.

     In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date material to this matter.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

     2. The Shares have been duly and validly authorized and issued; and are fully paid and non-assessable.

     I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in any prospectus forming a part of the Registration Statement.


                                   Very truly yours,

                                   MARK GASARCH, ESQ.


                                   /s/  Mark Gasarch